CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
NSI ACQUISITION CORPORATION
(Pursuant to Section 242)

The undersigned, being the President and Secretary of NSI ACQUISITION CORPORATION, a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. The name of the Corporation (hereinafter referred to as the "Corporation") is NSI Acquisition Corporation. The date of filing the original certificate of incorporation with the Secretary of State of Delaware was May 10, 2002.

2. The certificate of incorporation of the Corporation is hereby amended by replacing Article FIRST, in its entirety, with the following:

"FIRST: The name of the Corporation is Financial Systems Group, Inc."

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by Marc K. Swickle, its President, and Howard Berger, its Secretary, this 30th day of May, 2002.

NSI ACQUISITION CORPORATION

By: /s/Marc K. Swickle
Marc K. Swickle, President

By: /s/Howard Berger
Howard Berger, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/31/2002
020350150 - 3524262

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/21/2002
020530125 – 3524262

CERTIFICATE OF MERGER
OF
NETSTAFF, INC.
AND
FINANCIAL SYSTEMS GROUP, INC.

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) NetStaff, Inc., which is incorporated under the laws of the State of Indiana; and

(ii) Financial Systems Group, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement and Plan of Merger (the "Agreement of Merger") has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by NetStaff, Inc. in accordance with the laws of the State of its incorporation and by Financial Systems Group, Inc. in the same manner as is provided in Section 252 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is Financial Systems Group, Inc., which will continue its existence as said surviving corporation pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of Financial Systems Group, Inc. is to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: Financial Systems Group, Inc., 990 Stewart Avenue, Suite 420, Garden City, New York 11530.

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The authorized capital stock of NetStaff, Inc. consists of 120,000,000 shares of a par value of $.001 each.

Dated: August 20, 2002

NETSTAFF, INC.

By: ____________________

Name: Marc K. Swickle

Title: Chief Executive Officer and President

Dated: August 20, 2002

FINANCIAL SYSTEMS GROUP, INC.

By: ____________________

Name: Marc K. Swickle

Title: Chief Executive Officer and President

290460

CERTIFICATE OF CORRECTION OF
CERTIFICATE OF
MERGER
OF

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/30/2002
020606404 – 3524262

FINANCIAL SYSTEMS GROUP, INC.

Financial Systems Group, Inc. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is FINANCIAL SYSTEMS GROUP, INC.

2. The company was incorporated under the laws of the State of Delaware on May 10, 2002 under the name NSI Acquisition Corporation.

3. The Certificate of Merger which was filed in the Office of the Delaware Secretary of State on August 21, 2002 requires correction as permitted by Section 103 of the Delaware General Corporation Law in that Paragraph No. 4 was set forth incorrectly.

4. Paragraph No. 4 of the Certificate of Merger should be corrected to read as follows:

   "The Certificate of Incorporation of Financial Systems Group, Inc. shall be amended to read as set forth in Exhibit A, until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware."

Executed on this 30th day of September, 2002.

FINANCIAL SYSTEMS GROUP, INC.

By: /s/ Marc K. Swickle
Marc K. Swickle,
Chief Executive Officer and President

EXHIBIT A

AMENDED
CERTIFICATE OF INCORPORATION
OF
FINANCIAL SYSTEMS GROUP, INC.

I

1.1 Name. The name of the Corporation is FINANCIAL SYSTEMS GROUP, INC.

1.2 Purpose and Duration. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware. The Corporation is to have perpetual existence.

II

2.1 Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, City of Dover, Kent County, Delaware 19901. The registered agent for service of process at that address is National Registered Agents, Inc.

2.2 Directors. The number of directors which shall constitute the whole Board of Directors of the Corporation (the "Board of Directors") shall be fixed by or in the manner provided in the Bylaws of the Corporation. Directors need not be elected by written ballot.

2.3 Changes to Certificate of Incorporation and Bylaws. Subject to the terms and conditions contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

III

3.1 Authorized Shares. The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is 370,000,000, of which 350,000,000 shall be designated Common Stock, par value of $.001 per share, and 20,000,000 shall be designated Preferred Stock, par value of $.001 per share.

3.2 Undesignated Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said classes or series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or

series may differ from those of any and all other classes or series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority, subject to any limitations contained in any class or series of Preferred Stock at any time outstanding, to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such class or series, including, but without limiting the generality of the foregoing, the following:

(a) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number (except as otherwise provided by the Board of Directors in the resolution establishing such class or series) may be increased or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like action of the Board of Directors;

(b) The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

(c) The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange;

(d) Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

(e) The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

(f) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of Preferred Stock;

(g) The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of the same or other class or classes of Preferred Stock or all classes or series of Preferred Stock, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation, or a specified number or portion of directorships in addition to the

then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and

(h) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

IV

4.1 Limitation of Directors' Liability. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article IV shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

4.2 Indemnification of Corporate Agents.

(a) The Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

(b) In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time, pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Article.

(c) Sections 4.2(a) and 4.2(b) to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final

judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

(d) The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended Certificate of Incorporation, the Bylaws of the Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

4.3 Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

CERTIFICATE OF RESTORATION AND REVIVAL OF
CERTIFICATE OF INCORPORATION
OF

FINANCIAL SYSTEMS GROUP, INC.

FINANCIAL SYSTEMS GROUP, INC. (hereinafter called the "Corporation"), a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was voided for failure to pay franchise taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

1. The name of the Corporation is FINANCIAL SYSTEMS GROUP, INC.

2. The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows: National Registered Agents, Inc., 160 Greentree Drive, Suite 101, in the city of Dover, County of Kent.

3. The date of filing of the Corporation's original Certificate of Incorporation in the State of Delaware was May 10, 2002 under the name NSI Acquisition Corporation.

4. The Corporation hereby procures a restoration and revival of its Certificate of Incorporation, which became inoperative by law on March 1, 2005, pursuant to the General Corporation Law of the State of Delaware.

5. The Certificate of Incorporation of the Corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on **February 28, 2005.**

6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected sole director as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Executed on this 9th day of May, 2005.

Corey Ribotsky, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:58 PM 05/10/2005
FILED 07:58 PM 05/10/2005
SRV 050381114 – 3524262 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES A PREFERRED STOCK
(PAR VALUE $0.001 PER SHARE)

of

Financial Systems Group, Inc.

Pursuant to Section 151(g) of the
General Corporation Law of the
State of Delaware

Financial Systems Group, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation authorizes the issuance of 20,000,000 shares of Preferred Stock (the "Preferred Stock"), in one or more series, and further authorizes the Board of Directors of the Corporation to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by the Certificate of Incorporation and to determine with respect to each such series, the voting powers, if any (which voting powers if granted may be full or limited), and such designations, preferences, and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto.

SECOND: A resolution providing for and in connection with the issuance of the Preferred Stock was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred on the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation as aforesaid, which resolution provides as follows:

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:17 PM 12/15/2006
FILED 02:56 PM 12/15/2006
SRV 061152067 - 3524262 FILE

RESOLVED: that the Board of Directors of the Corporation (the "Board"), pursuant to authority vested in it by the provisions of the certificate of incorporation (the "Certificate of Incorporation"), of Financial Systems Group, Inc. (this "Corporation"), hereby authorizes the issuance of a series of Preferred Stock of the Corporation and hereby establishes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in such Certificate of Incorporation (or otherwise provided by law) as follows (the following, referred to hereinafter as "this resolution" or "this Certificate of Designations," is to be filed as part of a Certificate of Designations under Section 151(g) of the General Corporation Law of the State of Delaware):

[Remainder of Page Intentionally Left Blank]

1. **Designation and Number**. The designation of Preferred Stock created by this resolution shall be a series of Preferred Stock to be known as "Series A Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting Series A Preferred Stock which the Corporation shall be authorized to issue shall be 100,000.

2. **Dividends**. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in the Corporation's Common Stock, par value $0.001 per share (the "Common Stock"), or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock, at the rate of $6.00 per share (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) per annum on each outstanding share of Series A Preferred Stock, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall be cumulative.

3. **Liquidation Preference**. (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of such holders' ownership thereof, an amount per share equal to $100.00 per share for each share of Series A Preferred Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares (the "Liquidation Preference")) then held by them, plus accrued but unpaid dividends. If upon the occurrence of such event, the assets and funds thus distributed shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive prior and in preference to any distribution to the holders of Common Stock.

(b) Upon the completion of the distribution required by Section 3(a) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders the Common Stock.

(c) For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale. In any of the events specified in this Section 3(c), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value.

4. **Redemption**. The Series A Preferred Stock is not redeemable.

5. **Conversion**. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) **Right to Convert.** Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into that number of shares of Common Stock (subject to the limitations set forth in Section 5(j)) determined by dividing (i) the sum of Liquidation Preference of such share of Series A Preferred Stock, plus any accrued but unpaid dividend thereon, by (ii) the Conversion Price (as defined herein). The "Conversion Price" for the Series A Preferred Stock will equal the lesser of (i) $0.025 (the "Fixed Conversion Price") and (ii) 75% of the Market Price (as defined herein). "Market Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the 20 Trading Day (as defined herein) period ending one Trading Day prior to the date the holder of Series A Preferred Stock provides written notice of conversion in accordance with Section 5(b). "Trading Price" means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the "OTCBB") as reported by a reliable reporting service mutually acceptable to and hereafter designated by holders of a majority of the then-outstanding shares of Series A Preferred Stock and the Corporation or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority of the then-outstanding shares of Series A Preferred Stock being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Series A Preferred Stock. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Conversion Price shall be subject to adjustment as set forth in Section 5(c).

(b) **Mechanics of Conversion.** Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. .

(c) **Conversion Price Adjustments of Series A Preferred Stock.** The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall, after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase Date"), fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Fixed Conversion Price of the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

(ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Fixed Conversion Price for the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(d) **Other Distributions.** In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(c)(i), then, in each such case for the purpose of this Section 5(d), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

(e) **Recapitalizations.** If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(f) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred Stock.

(g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

(i) Notices. Any notice required to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(j) **Beneficial Ownership Limitation**. The Corporation shall not effect any conversion of the Series A Preferred Stock, and each holder of the Series A Preferred Stock shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, such holder (together with the holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such holder of Series A Preferred Stock and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(j), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. To the extent that the limitation contained in this Section 5(j) applies, the determination of whether the Series A Preferred Stock is convertible (in relation to other securities owned by the holder together with any affiliates) and of which shares of Series A Preferred Stock are convertible shall be in the sole discretion of such holder, and the submission of a notice of conversion in accordance with Section 5(b) shall be deemed to be such holder's determination of whether the shares of Series A Preferred Stock may be converted (in relation to other securities owned by such holder) and which shares of the Series A Preferred Stock are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, a holder of Series A Preferred Stock will be deemed to represent to the Corporation each time it delivers a notice of conversion pursuant to section 5(b) that such notice of conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 5(j), in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation's most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of any holder of Series A Preferred Stock, the Corporation shall promptly confirm orally and in writing to the holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 5(j) may be waived, at the election of a holder of Series A Preferred Stock, upon issuance of the Series A Preferred Stock or thereafter upon not less than 61 days' prior notice to the Corporation, and the provisions of this Section 5(j) shall continue to apply until such 61st day (or such later date, as determined by the holder, as may be specified in such notice of waiver).

6. **Voting Rights**. In addition to any voting rights provided by law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes per share of Series A Preferred Stock equal to the

number of votes per share a holder of the shares of Common Stock into which Series A Preferred Stock is convertible (determined taking into account the effective of any applicable limitations on conversion as set forth in Section 5(j) above) is entitled to, at the record date for the determination of the stockholders entitled to vote on all matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as required by law, or as otherwise provided in Section 9 below, the holders of shares of Series A Preferred Stock (on an as-converted basis) and Common Stock shall vote together as a single class and not as separate classes.

7. **Reacquired Shares**. Any shares of Series A Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. None of such shares of Series A Preferred Stock shall be reissued by the Corporation.

8. **Status of Converted Stock**. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

9. **Protective Provisions**. So long as 50% of the issued Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a class:

(a) alter or change the rights, preferences or privileges of the Series A Preferred Stock , whether by merger, consolidation or otherwise, where such alteration or change would adversely affect the Series A Preferred Stock;

(b) increase or decrease the total number of authorized shares of Common Stock or Preferred Stock;

(c) redeem, repurchase or pay dividends with respect to any shares of stock junior to the Series A Preferred Stock;

(d) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of (collectively, a "Change of Control Transaction"); *provided*, that this Section 9(d) shall not apply to (i) a merger effected exclusively for the purpose of changing the domicile of the corporation) or (ii) a Change of Control Transaction pursuant to which the holders of Series A Preferred Stock will receive consideration per share of Series A Preferred Stock of no less than the amounts required under Section 3(a) above, and such consideration is in the form of cash or listed and registered securities.

(e) authorize a voluntary dissolution, liquidation or winding up of the Corporation; or

(f) authorize or issue any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series A Preferred Stock with respect to voting, dividends or upon liquidation.

10. <u>Notices</u>. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (with a confirmatory copy sent by a different means within three business days of such notice), to the following addresses:

(i) if to the holder of a share of Series A Preferred Stock, at the holder's address as set forth in the stock register of the Corporation, or at such other address as may have been furnished to the Corporation by the holder in writing; or

(ii) if to the Corporation, at the Corporation's principal offices or at such other address as may have been furnished in writing by the Corporation to the holders of the shares of Series A Preferred Stock. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof.

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IN WITNESS WHEREOF, Financial Systems Group, Inc. has caused this Certificate of Designations to be signed by the Chief Executive Officer this 15th day of December, 2006.

Financial Systems Group, Inc.

By: ______________________

Name:

Title:

[Signature Page to Certificate of Designations]